UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2014

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On October 30, 2014, the Company held a Special Meeting of Stockholders (the “Special Meeting”). As of October 1, 2014, the record date for the Special Meeting, 85,094,640 shares were issued, outstanding and entitled to vote. At the Special Meeting, the Company’s stockholders approved amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, authorized the Company’s Board of Directors to amend the Company’s Certificate of Incorporation in the future to effect a reverse stock split and approved the Company’s 2014 Stock Option and Incentive Plan.

The final voting results on these matters were as follows:

1. To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) from 100,000,000 to 250,000,000:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
76,228,882	2,998,475	218,040	153,361

2. To authorize the Board of Directors of the Company to further amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock by a ratio in the range of 1-for-2 to 1-for-10, with the Board of Directors having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range, as determined by the Board of Directors in its discretion; provided that the reverse split must be effected, if at all, no later than December 31, 2015:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
77,085,271	2,341,486	171,997	0

3. To approve the Company’s 2014 Stock Option and Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
62,992,217	2,004,232	170,785	14,431,524

Item 8.01 Other Events.

As previously reported, on August 4, 2014, Metabolix, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain qualified institutional and individual investors (collectively, the “Investors”), pursuant to which the Company agreed to sell to the Investors units of Company securities (the “Units”) for an aggregate purchase price of $25 million (the “Transaction”). Each Unit consisted of one (1) share of Common Stock and one one-thousandth (1/1,000) of a share of the Company’s Series B Preferred Stock, par value $0.01 per share (the “Preferred Stock”). On August 22, 2014, upon the closing of the Transaction, the Company issued 50,000,000 new shares of Common Stock and 50,000 shares of Preferred Stock to the Investors.  On October 30, 2014, following stockholder approval of a charter amendment to increase the number of authorized shares of the Company’s Common Stock to 250,000,000 and the effectiveness of such charter amendment, each share of Preferred Stock issued in the transaction automatically converted into 1,000 shares of Common Stock, for a total of 50,000,000 shares of Common Stock.  Immediately following the conversion, the Company had 135,182,140 shares of Common Stock outstanding.  No shares of the Preferred Stock remained outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: November 3, 2014	By:	/s/ Joseph Shaulson
Joseph Shaulson
President & Chief Executive Officer